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                                                                    EXHIBIT 23.6


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Joint Registration Statement on Form S-3 (File No. 333-29671 and 333-29671-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our reports (i) dated February 28, 1997 on our audit of the Financial Statements of Historic Hotel Partners of Chicago, Limited Partnership as of and for the year ended December 31, 1996 and (ii) dated February 21, 1997 on our audit of the Financial Statements of Historic Hotel Partners of Nashville, Limited Partnership as of and for the year ended December 31, 1996, all of which are included in the Joint Current Report on Form 8-K dated September 30, 1997 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company.


                                                    /s/ PANNELL FOSTER KERR P.C.


Alexandria, Virginia
October 22, 1997